EXHIBIT 99.1

Investor Presentation Presented by Rick Van Kirk, CEO

Safe Harbor Statement Statements made during Pro - Dex’s presentation and its representative’s answers to questions that refer to Pro - Dex’s estimated or anticipated future results or other non - public historical facts are forward - looking statements, as are any statements its representatives make concerning Pro - Dex’s strategic initiatives, anticipated financial performance and product launches . Attendees are cautioned not to place undue reliance on these forward - looking statements, which reflect Pro - Dex’s current expectations and speak only as of the current date . Actual results may differ materially from Pro - Dex’s current expectations depending upon a number of factors affecting Pro - Dex’s business including, among others, adverse changes in general economic and market conditions, competitive factors, uncertainty of customer acceptance of new product offerings, risks associated with managing the growth of the business and those other risks and uncertainties that are described, from time - to - time, in the “Risk Factors” section of Pro - Dex’s annual and quarterly reports filed with the the Securities and Exchange Commission . Pro - Dex does not undertake any responsibility to revise or update any forward - looking statements made during the presentation . 2

Investment Highlights 3 → High - value product pipeline → Strong long term relationships with dominant and strategic orthopedic OEMs → High value intellectual property → Increasing margins and considerable operating leverage → Stable core cash flow → Management team that can execute on new initiatives Pro - Dex is a high - growth innovative technology company with finished device contract manufacturing Transformation of the Pro - Dex legacy business model → Significant credibility with large manufacturing partners → Establishment of opportunity funnel with surgeon and independent distributor advisory relationships → Entry into disposable and single use markets → Pre - eminence as OEM supplier of orthopedic robotic end effectors → Provider of Engineering and QA/RA Services

Pro - Dex Past to Present 4 Revenue (in millions) PDEX Share Price Key Figures as of December 31, 2018 (2019 Q2) Employees 83 Shares Outstanding 4.1 m Float : 2.7m Avg Daily Volume (3 mos ): 30K Cash $8.9 m Debt : $4.9 m Book Value $17.0 m $50.0 m Mkt Cap 0 5 10 15 20 25 30 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 $0 $2 $4 $6 $8 $10 $12 $14 $16 $18 $20 Jun-12 Jun-13 Jun-14 Jun-15 Jun-16 Jun-17 Jun-18 FYE: 06/2019 MRQ: 2019 Q2 Next Rpt: 5/9/19 Revenue Q1 Q2 Q3 Q4 FY FY2014 2.6 2.6 2.4 3.2 10.8 FY2015 2.6 2.8 3.9 4.1 13.4 FY2016 3.8* 5.2 * 5.2* 5.0* 19.2 FY2017 5.1* 4.6 6.6 5.6 21.9 FY2018 5.2 5.6 5.5 6.2 22.5 FY2019 6.9 6.4 EPS Q1 Q2 Q3 Q4 FY FY2014 0.06 - 0.1 - 0.12 0.01 - 0.14 FY2015 - 0.04 - 0.05 - 0.02 0.02 - 0.09 FY2016 - 0.03 0.09 0.09 0.05 0.2 FY2017 0.07 0.78 0.22 0.18 1.25 FY2018 0.15 0.08 0.11 0.04 0.37 FY2019 0.31 0.28 * Restated OMS Sale January 27,2017

Pro - Dex Core Business 5 “ The interface between surgeons and patients. ” → Arthroscopic/ENT Shavers → Sagittal Saw Mechanisms → Craniomaxillofacial Drivers → Multifunction Handpieces → Robotic End Effectors → Engineering Services → QA/RA Services Pro - Dex has deployed smart drivers in CMF with 3 major companies that account for over 60% of the CMF market. The field of surgical robotics is rapidly growing and Pro - dex has manufacturing relationships with key players High Value Customer Relationships: “Pro - Dex is a leader in powered solutions for the operating room with over 40,000 handpieces shipped to the largest orthopedic distributors in the world.”

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Surgical Power: Addressable Market $1.2-1.7bn

Pro-Dex has greater than 60% market share in CMF, the smallest market in the orthopedic space

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Opportunity to take share with differentiated solutions in strategic markets (see TorqueDrive)



CMF
Thoracic
Shoulder
Elbow
Spine
Hip
Knee
Extremities



Global Orthopedic Devices Market Revenue
$ 29.2 bn
CMF
Extremities
Elbow
Shoulder
Spine
Hip
Knee
Total

Source: KOL Opinions, Company Annual Reports, Expert Interview, Investing Publications, TMR Analysis

- Pro-Dex bringing solutions to market vs. reliance on customers to fund developments
- First Pro-Dex branded driver solution launch expected calendar Q4 '19

PRO-DEX

TORQUEDRIVE 7 The software algorithm can be integrated across a family of products from small bone and CMF (MatrixPro) to large bone and trauma Our algorithms do not affect the operation of non drill/drive ancillary operations; for example sagittal saws, burrs, etc. Screws mapped and optimized to the hardware making piggybacking difficult High product differentiation and a significant driver of sales conversions

Small Bone: CMF, Thoracic, Extremities 8 → Modular quick - swap capabilities for attachments → Patent filed on thoracic non - invasive attachment for anterior rib fixation with posterior approach → Early adopters have taken significant share Pro - Dex serves > 60% of the market (3 major customers) Positive surgeon feedback → Adaptive torque limiting for rapid - driving screws and perfect seating of screws → Screw stripping prevention → Drill and Drive Mode Capabilities → Rechargeable battery options → High Precision discrete digital torque limiting → Excellent ergonomics, balance and weight → Adaptive torque limiting works with an assortment of attachments and offset geometries Key Capabilities: Extremely high accuracy locking screws and plates within manufacturer recommended specifications

0 2 4 6 8 10 12 14 16 0 5 10 15 20 25 30 35 Trauma, Large Bone, Reconstructive 9 Prevention of cortical breach via tissue differentiation Screw seating torques significantly higher than Tissue Removal Torques → Adaptive Torque limiting does not affect application of non - driving applications → Rapid driving and seating of screws regardless of screw type or patient bone quality → Promising R&D with plunge prevention Non Driving application torques (Burr, Saw, Sagital Saw) orders of magnitude below seating torques → Extremely high accuracy locking screws and plates within manufacturer recommended tightening specification → High Precision discrete digital torque limiting → Drill and Drive Modes

High Potential Future Product Portfolio 10 → Negotiating potential partner for high value differentiated blade IP → Promising R&D developments and several provisional patents filed → Possible 3D VR third party application specific integration → Negotiating potential partner → Direct Sales Model → Design and Development → QA/RA → First Pro - Dex branded driver release in several years; expected release calendar Q4 ‘19 → Adaptive torque limiting, modular attachments → Provisional patent application on some application specific attachments Arthroscopic System with Proprietary Blade Design Spinal Drill/Driver ENT Shaver System with Proprietary Blade Design ATLAS Pro - driver Services

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Management Team



Rick Van Kirk, MBA, President & CEO
37 years experience – Pro-Dex, Unisys, Dynacast International, Comarco

Alisha Charlton, CFO
28 years experience – Pro-Dex, Comarco, CKE Restaurants, KPMG

Rosie Hokanson, Director Human Resources
25 +years experience – Pro-Dex, Comarco, Graypoint Auto, Onyx

Angel Domingo, Director of Compliance and Engineering Systems
22 years experience – Pro-Dex, Spectrum, Chemicon, Watson

Rick Boyd, Director of Operations
20 years experience
Pro-Dex

Jamie Rudy, Director of Business Development
30 years experience -Pro-Dex, American Hearing Aid Assoc., US Surgical, Depuy Synthes, USA, Olympus America

PRO-DEX